Exhibit 99.1

McEWEN MINING ANNOUNCES FIRST QUARTER 2012

SAN JOSÉ MINE PRODUCTION AND MANAGEMENT ADDITIONS

TORONTO, ONTARIO — April 18, 2012 — McEwen Mining Inc. (NYSE & TSX: MUX) is pleased to announce production results for the First Quarter of 2012 from its 49% owned San José mine in Santa Cruz Province, Argentina. Production costs will be announced with the First Quarter financial results, which will be released in early May of 2012.

Production at the San José mine during the quarter was 1,355,678 ounces silver and 20,357 ounces gold (100% basis), and remains on target to meet full-year production guidance of 5.7 million ounces of silver and 85,000 ounces of gold.  The average grade mined during the quarter was 416 gpt silver and 5.98 gpt gold.  Silver and gold recoveries averaged 87.8% and 91.6%, respectively.  Grades mined and recoveries were both in line with the Company’s expectations.

During the First Quarter approximately 30% of total sales were delayed due to the renegotiation of refinery contracts.  Subsequent to the end of the quarter, a new contract was finalized and full doré sales resumed.

SAN JOSÉ MINE PRODUCTION COMPARISION (100% BASIS)*	Q1 2012	Q4 2011	Q1 2011
Ore production (tonnes)	115,531	126,675	113,696
Average head silver (gpt)	416	412	459
Average grade gold (gpt)	5.98	5.68	6.08
Average silver recovery (%)	87.8	86.6	90.8
Average gold recovery (%)	91.6	90.5	96.4
Silver produced (k oz)	1,356	1,454	1,522
Gold produced (k oz)	20.36	20.93	21.41
Silver sold (k oz)	1,032	1,750	1,342
Gold sold (k oz)	14.34	24.95	17.63

*McEwen Mining holds a 49% attributable interest in the San José mine.

The board of directors of McEwen Mining are also pleased to announce that effective immediately Andrew Elinesky and Simon Quick have been appointed Vice President — Argentina and Vice President — Projects, respectively.

Andrew Elinesky is currently the Director — Projects (Argentina), where he is responsible for exploration, development and administrative oversight of our Argentine assets. An accountant by training, Mr. Elinesky was previously the corporate controller for Minera Andes Inc., which combined with McEwen Mining in January 2012. Andrew originally joined the McEwen group of companies in 2008.

Simon Quick, currently Director — Projects (Mexico), joined McEwen Mining in 2009 and as since been an integral part of the team that has taken the company’s El Gallo project in Mexico from a grassroots exploration effort into the advanced development and construction phase, with production expected in July 2012. Going forward he is expected to play a significant role in the Gold Bar permitting process.

Mr. Quick replaces Stefan Spears, current Vice President — Projects. This past week the company received and accepted the resignation of Mr. Spears effective May 17, 2012.  Stefan Spears joined McEwen Mining (then known as US Gold Corporation) in 2005 and has played an important role, through both the development of our projects and as part of numerous corporate development activities, in helping build McEwen Mining.  Stefan has indicated that following a brief break he will be pursuing a number of new ventures.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver and gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49%interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$40 million on exploration.

McEwen Mining has 267,084,203 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of February 29, 2012, McEwen Mining had cash and liquid assets of US$78.8 million, comprised of cash of US$51.5 million, marketable securities of US$1.4 million, and silver and gold bullion at market value of US$25.9 million. The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

Reliability of Information

Minera Santa Cruz S.A., the owner of the San José mine, is responsible for and has supplied to the Company all reported results from the San José mine. This press release is based entirely on information provided to McEwen Mining by Minera Santa Cruz S.A. (MSC). McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release. As the Company is not the operator of the San José mine, there can be no assurance that production information reported to the Company by MSC is accurate, the Company has not independently verified such information and readers are therefore cautioned regarding the extent to which they should rely upon such information.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the

Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. On January 24, 2012, US Gold Corporation and Minera Andes Inc. completed a business combination wherein US Gold acquired Minera Andes and was renamed McEwen Mining Inc. See US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, Minera Andes’ Annual Information Form, filed on SEDAR (www.sedar.com), and its Form 40F, available on EDGAR (www.sec.gov), for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO Box 792 E-mail: info@mcewenmining.com